UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2014

(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

(248) 312-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the "Company") was held on May 29, 2014 (the "Annual Meeting"). A total of 52,119,192 shares of common stock were represented in person or by proxy, for 92.7 percent of the 56,221,056 shares of common stock outstanding on March 31, 2014, the record date. The final voting results of the three proposals presented to the Company’s stockholders at the Annual Meeting were as follows:

(i)	the election of the seven director nominees:

Name	For	Against	Abstain	Broker Non-Vote
Alessandro DiNello	46,796,565	613,491	17,035	4,692,101
Jay J. Hansen	46,911,684	497,922	17,485	4,692,101
John D. Lewis	46,835,498	575,007	16,586	4,692,101
David J. Matlin	42,265,447	5,143,991	17,653	4,692,101
James A. Ovenden	46,914,733	494,735	17,623	4,692,101
Peter Schoels	42,265,087	5,144,176	17,828	4,692,101
David L. Treadwell	46,915,508	494,929	16,654	4,692,101

(ii)	to approve on an advisory (non-binding) resolution to approve named executive officer compensation:

For	Against	Abstain	Broker Non-Vote
46,996,526	156,612	273,953	4,692,101

(iii)	to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for the year ending December 31, 2014.

For	Against	Abstain	Broker Non-Vote
51,952,630	93,321	73,241	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: June 3, 2014	By	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer